Calculation of Filing Fee Tables
S-8
Bionano Genomics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2018 Equity Incentive Plan, as amended Common Stock, $0.0001 par value per share	Other	537,009	$ 1.11	$ 596,079.99	0.0001381	$ 82.32
2	Equity	2018 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	Other	366	$ 0.94	$ 344.04	0.0001381	$ 0.05
Total Offering Amounts:						$ 596,424.03		$ 82.37
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 82.37
Offering Note
[1]	(1) In addition to the number of shares of the common stock, par value $0.0001 per share ("Common Stock"), of Bionano Genomics, Inc. (the "Registrant") stated above, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover any additional shares of Common Stock, that become issuable under the Registrant's 2018 Equity Incentive Plan, as amended (the "2018 Plan"), and the Registrant's 2018 Employee Stock Purchase Plan (the "2018 ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the Registrant. (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act. The "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" under the 2018 Plan are calculated using the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on March 19, 2026. The "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" under the 2018 ESPP are calculated using the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on March 19, 2026, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2018 ESPP. (3) Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2018 Plan on January 1, 2026 pursuant to an "evergreen" provision contained in the 2018 Plan.

[2]	(1) In addition to the number of shares of the common stock, par value $0.0001 per share ("Common Stock"), of Bionano Genomics, Inc. (the "Registrant") stated above, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover any additional shares of Common Stock, that become issuable under the Registrant's 2018 Equity Incentive Plan, as amended (the "2018 Plan"), and the Registrant's 2018 Employee Stock Purchase Plan (the "2018 ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the Registrant. (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act. The "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" under the 2018 Plan are calculated using the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on March 19, 2026. The "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" under the 2018 ESPP are calculated using the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on March 19, 2026, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2018 ESPP. (4) Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2018 ESPP on January 1, 2026 pursuant to an "evergreen" provision contained in the 2018 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources